Exhibit 99.01

CONTACTS:	[Macromedia, Inc.
Michael Look, 415-832-5995
mlook@macromedia.com]

Macromedia Reports Recent Option Grants

SAN FRANCISCO, Calif., May 12, 2005 – Macromedia, Inc. (NASDAQ: MACR) today announced, as required by NASDAQ Marketplace Rule 4350, that it has made certain stock option grants to new employees.

Consistent with the requirements of NASDAQ Marketplace Rule 4350(i)(1)(a)(iv), these new employee inducement grants were made outside the company’s stockholder-approved 2002 Equity Incentive Plan and classified as non-qualified stock options with an exercise price equal to the fair market value of Macromedia stock at the close of the trading day immediately preceding the grant date.

Since December 3, 2004, 17 new employees received non-plan grants for an aggregate of 415,000 shares.

An additional 113 grants for an aggregate of 1,094,900 shares were made to new employees between October 14, 2003 and December 3, 2004 and were previously disclosed in the sections titled “Non-Plan Option Grants” in Macromedia’s proxy statement for its 2004 Annual Meeting of Stockholders, filed with the SEC on June 21, 2004 and in Macromedia’s subsequent proxy statement for a Special Meeting of Stockholders, filed with the SEC on October 6, 2004.  Additional disclosures of aggregate non-plan option grants have been made by Macromedia in the section titled “Stock-based Compensation” in the company’s quarterly reports on Form 10Q, the most recent dated February 8, 2005.  (These documents are available free of charge at the SEC’s web site at www.sec.gov and from Macromedia’s Investor Relations website at www.macromedia.com/ir.)

The following additional disclosures are provided pursuant to NASDAQ Marketplace Rule 4350:

•                  Options to purchase 429,200 shares of Macromedia common stock were granted on December 19, 2003 to 99 non-executive employees of eHelp Corporation, a company acquired by Macromedia in December 2003;

•                  In connection with the hiring of Juha Christensen as President, Mobile and Devices, an inducement stock option exercisable for 310,000 shares of Macromedia common stock was granted on January 5, 2004.  This option had an exercise price of $17.98, the closing price of Macromedia common stock on the trading day immediately preceding January 5, 2004.  This option was to vest over five years with 20 percent vesting on the one year anniversary of the grant date and 1.6666% per each full month thereafter.  This option was cancelled on January 6, 2005;

•                  Options to purchase 15,700 shares of Macromedia common stock were granted on September 1, 2004 and September 24, 2004 to 7 non-executive employees of Animoi Oy, a company acquired by Macromedia in June 2004;

•                  On September 1, 2004 a total of  340,000 shares were granted to 6 new employees;

•                  On December 3, 2004 a total of 68,000 shares were granted to 2 new employees;

•                  On December 17, 2004 a total of 40,000 shares were granted to 1 new employee;

•                  On January 7, 2005 a total of 20,000 shares were granted to 1 new employee;

•                  On January 21, 2005 a total of 20,000 shares were granted to 1 new employee;

•                  On February 18, 2005 a total of 100,000 shares were granted to 1 new employee;

•                  On April 7, 2005 a total of 34,500 shares were granted to 5 new employees;

•                  On April 15, 2005 a total of 132,500 shares were granted to 6 new employees;

•                  Except for the grant to Juha Christensen, described above, all of the non-plan option grants disclosed in this press release vest over four years with 25 percent vesting on the one year anniversary of the grant date and 2.0833% vesting each full month thereafter.

Macromedia will disclose any future non-plan option grants by press release pursuant to NASDAQ Marketplace Rule 4350.

ABOUT MACROMEDIA

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.